SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                FORM 8-K/A*


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): April 1, 2002


                                AZURIX CORP.
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           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


       001-15065                                  76-0589114
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 (Commission File Number)                    (IRS Employer Identification No.)


                  1400 Smith Street, Houston, Texas 77002
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            (Address of Principal Executive Offices) (Zip Code)


                               (713) 853-6161
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            (Registrant's Telephone Number, Including Area Code)


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       (Former Name or Former Address, if Changed Since Last Report)



    * The Company is not subject to the filing requirements of the Securities Exchange Act of 1934. This current report is filed pursuant to contractual obligations imposed on the Company by an Indenture, dated as of February 18, 2000, under which the Company is the issuer of certain debt.






Item 5. Other Events.

         Item 5 is hereby amended and supplemented to add the following:

         On April 23, 2002, Azurix Corp. issued an announcement that it was increasing the total purchase price in its previously announced tender offer and consent solicitation for its 10-3/8% Series B Senior Dollar Notes due 2007 and 10-3/4% Series B Senior Dollar Notes due 2010 to $900 per $1,000 principal amount and for its 10-3/8% Series A and B Senior Sterling Notes due 2007 to (pound)900 per (pound)1,000 principal amount, a copy of which is attached as Exhibit 99.5 hereto and incorporated herein by reference.

         Azurix further announced that it was extending to 5:00 p.m. New York time on Friday, April 26, 2002, the deadline by which holders of these notes must tender and consent to receive the consent payment of 1.5% of par that is included in the total purchase price, and was extending to 5:00 p.m. New York time on May 7, 2002, the expiration date for the tender offer and consent solicitation. Although Azurix already has received tenders and consents from holders of a majority of its outstanding 10-3/8% Series A and Series B Senior Sterling Notes due 2007, and has entered into a supplemental indenture relating to these notes, holders of the Senior Sterling Notes who have not already tendered but do so by 5:00 p.m. New York time on April 26, 2002, will be entitled to receive the consent payment. Tenders of Senior Sterling Notes are no longer revocable.

         As of the close of business on April 23, 2002, holders of an aggregate principal amount of approximately $18 million of the Senior Dollar Notes due 2007, approximately (pound)46 million of the 10-3/8% Senior Sterling Notes due 2007 and approximately $17 million of the Senior Dollar Notes due 2010 had validly tendered and not withdrawn their notes pursuant to Azurix's offer and consent solicitation.

Item 7. Financial Statements and Exhibits.

         (c)  Exhibits.

              99.5  Press Release issued by Azurix Corp., dated April 23, 2002.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AZURIX CORP.


Date: April 24, 2002                      By: /s/ J. Michael Anderson
                                              --------------------------------
                                              J. Michael Anderson
                                              Chairman of the Board and
                                              Chief Executive Officer





                               EXHIBIT INDEX


Exhibit           Description

99.5              Press release issued by Azurix Corp., dated April 23, 2002.




                                                                Exhibit 9.5


                                                       Azurix
[Azurix Logo]                                          P.O.Box 1188
                                                       Houston, TX 77251-1188


                                                       NEWS RELEASE


AZURIX INCREASES TOTAL PURCHASE PRICE IN DEBT TENDER OFFER AND CONSENT SOLICITATION TO 90 PERCENT OF PAR


FOR IMMEDIATE RELEASE:  Tuesday, April 23, 2002

         HOUSTON - Azurix Corp. announced today that it is increasing the total purchase price in its previously announced tender offer and consent solicitation for its 10-3/8 percent Series B Senior Dollar Notes due 2007 and 10-3/4 percent Series B Senior Dollar Notes due 2010 to US$900 per US$1,000 principal amount and for its 10-3/8 percent Series A and B Senior Sterling Notes due 2007 to Pounds Sterling 900 per Pounds Sterling 1,000 principal amount. Azurix also is extending to 5:00 p.m. New York time on Friday, April 26, 2002, the deadline by which holders of its notes must tender and consent to receive the consent payment of 1.5 percent of par that is included in the total purchase price, and to 5:00 p.m. New York time on May 7, 2002, the expiration date for the tender offer and consent solicitation.

         Holders of notes who tender and deliver the related consents after the April 26 deadline will receive the increased total purchase price minus the consent payment of 1.5 percent of par, or a total of 88.5 percent of par. Although Azurix already has received tenders and consents from holders of a majority of its outstanding 10-3/8 percent Series A and Series B Senior Sterling Notes due 2007, and has entered into a supplemental indenture relating to these notes, holders of the Senior Sterling Notes who have not already tendered but do so by 5:00 p.m. New York time on April 26, 2002, will be entitled to receive the consent payment. Tenders of Senior Sterling Notes are no longer revocable.

         Holders of notes who already have delivered (and not withdrawn) their tenders and consents do not need to take any further action to receive the increased total purchase price. Payments will be made for notes only if they are accepted for payment, which is subject to a number of conditions described in the Offer to Purchase and Consent Solicitation dated April 1, 2002, and the related Letter of Transmittal and Consent.

         Salomon Smith Barney is acting as dealer manager of the tender offer and consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Salomon Smith Barney at 800-558-3745. An Offer to Purchase and Consent Solicitation, dated April 1, 2002, and related Letter of Transmittal and Consent describing the tender offer and consent solicitation have been distributed to holders of notes. Requests for additional copies of documentation can be made to Mellon Investor Services at 866-293-6625.

         This announcement does not constitute an offer with respect to any securities. Except as expressly set forth in this release, the tender offer and the consent solicitation remain subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation and the related Letter of Transmittal and Consent. Except for the historical information, the matters discussed in this press release are forward looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Actual results may differ significantly from the discussion of certain matters in forward-looking statements. Factors that may cause such differences include Azurix's ability to obtain on a timely basis consents required from noteholders and the bankruptcy court order approving the proposed sale of Wessex Water Ltd.; YTL Power International Berhad's ability to obtain on a timely basis consent of its shareholders to the purchase of Wessex; effects of Enron's bankruptcy, including the possible involvement of Enron's creditors or the bankruptcy court in the management of Azurix, including the Wessex sale; changes in exchange rates between other currencies and U.S. dollars; Azurix's ability to retain key personnel to manage the sale and tender offer process; and other factors discussed in the consent solicitation and offer to purchase and in Azurix's filings with the United States Securities and Exchange Commission.